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                                                                    EXHIBIT 99.1



                              [IRIDIUM LETTERHEAD]


PRESS RELEASE


FOR IMMEDIATE RELEASE

August 11, 1999



                        IRIDIUM LLC BANK WAIVER EXPIRES,
               COMPANY CONTINUES TO CONSIDER RESTRUCTURING OPTIONS
                                 (NASDAQ; IRID)

WASHINGTON, D.C. - IRIDIUM LLC'S waiver of its customer and revenue covenants under its $800 million Senior Secured Credit Facility expired today. An event of default has occurred under this Secured credit Facility as well as its $750 million Guaranteed Credit Facility. Iridium LLC is continuing to consider options for restructuring its capital structure.

Iridium LLC became the world's first global satellite phone and paging company on November 1, 1998. Its network of 66-low earth orbiting satellites, combined with existing terrestrial cellular systems, enables customers to communicate around the globe. Iridium World Communications, Ltd. (NASDAQ: IRID) is the public investment vehicle of Iridium LLC.

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      Iridium is a registered trademark and service mark of Iridium IP LLC.